UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Other Events

Walgreen Co. (“Walgreens”), a subsidiary of Walgreens Boots Alliance, Inc. (together with Walgreens, the “Company”), has agreed in principle to financial amounts and payment terms as part of settlement frameworks (the “Settlement Frameworks”) to resolve a substantial majority of opioids-related lawsuits filed against the Company by the attorneys general of participating states and political subdivisions (the “Settling States”) and litigation brought by counsel for tribes.

Under the Settlement Framework with the Settling States, the Company expects to settle all opioid claims against it by such Settling States for up to approximately $4.79 billion in remediation payments to be paid out over fifteen (15) years. Under the Settlement Framework with counsel for tribes, the Company expects to settle all opioid claims against it by such participating tribes for up to approximately $154.5 million in remediation payments to be paid out over fifteen (15) years. The Settlement Frameworks provide for the payment of up to approximately $753.5 million in attorneys’ fees and costs over six (6) years beginning in year two of the Settlement Frameworks. The Settlement Frameworks include no admission of wrongdoing or liability by the Company.

The Settlement Frameworks are subject to contingencies and will not become effective unless and until the Company makes an independent determination that certain injunctive terms still subject to negotiation are acceptable to the Company. The Settlement Framework with the states is also contingent on (1) a sufficient number of Settling States agreeing to the Settlement Framework following a sign-on period, and (2) following a notice period, a sufficient number of Settling States, including those that have not sued, agreeing to the Settlement Framework (or otherwise having their claims foreclosed). The Company cannot predict if or when either Settlement Framework will be finalized. The Company will continue to vigorously defend against any litigation not covered by the Settlement Frameworks, including private plaintiff litigation. The Company continues to believe it has strong legal defenses and appellate arguments in all of these cases.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding finalization of the Settlement Frameworks and payments anticipated to be made pursuant to the Settlement Frameworks, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “likely,” “intend,” “plan,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: November 2, 2022	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Senior Vice President and Corporate Secretary